Exhibit 99.(d)(i)(a)

SCHEDULE A

to the

Investment Advisory Agreement (the “Agreement”)

dated March 6, 2020

as amended and restated October 1, 2022

Annual Rate
(based on the Fund’s
Fund	average daily net assets)	Effective Date
AllianzIM U.S. Large Cap Buffer10 Apr ETF	0.74%*	March 6, 2020
AllianzIM U.S. Large Cap Buffer20 Apr ETF	0.74%*	March 6, 2020
AllianzIM U.S. Large Cap Buffer10 Jul ETF	0.74%*	May 21, 2020
AllianzIM U.S. Large Cap Buffer20 Jul ETF	0.74%*	May 21, 2020
AllianzIM U.S. Large Cap Buffer10 Oct ETF	0.74%*	Sept. 18, 2020
AllianzIM U.S. Large Cap Buffer20 Oct ETF	0.74%*	Sept. 18, 2020
AllianzIM U.S. Large Cap Buffer10 Jan ETF	0.74%*	Dec. 18, 2020
AllianzIM U.S. Large Cap Buffer20 Jan ETF	0.74%*	Dec. 18, 2020
AllianzIM U.S. Large Cap Buffer10 Nov ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Nov ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Dec ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Dec ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Feb ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Feb ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Mar ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Mar ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 May ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 May ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Jun ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Jun ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Aug ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Aug ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer10 Sep ETF	0.74%*	Oct. 1, 2022
AllianzIM U.S. Large Cap Buffer20 Sep ETF	0.74%*	Oct. 1, 2022

AllianzIM U.S. Large Cap Floor10 Jan ETF	0.74%*	Sept. 1, 2021
AllianzIM U.S. Large Cap Floor10 Apr ETF	0.74%*	Sept. 1, 2021
AllianzIM U.S. Large Cap Floor10 Jul ETF	0.74%*	Sept. 1, 2021
AllianzIM U.S. Large Cap Floor10 Oct ETF	0.74%*	Sept. 1, 2021
AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF	0.74%*	Sept. 1, 2021
AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF	0.74%*	Sept. 1, 2021

*     Notwithstanding section 7 of the Agreement, the Adviser’s fees shall be accrued by the Trust daily and shall be payable in arrears on the first business day following the end of the respective Fund’s Outcome Period for services performed hereunder during the prior Outcome Period for each Fund designated with an asterisk (*) above. In such case, if fees begin to accrue in the middle of an Outcome Period or if this Agreement terminates before the end of any Outcome Period, all fees for the period from that date to the end of that Outcome Period or from the beginning of that Outcome Period to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full Outcome Period in which the effectiveness or termination occurs.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Schedule A to be executed by their officers designated as of the day and year first above written.

AIM ETF Products Trust	Allianz Investment Management LLC

/s/ Michael Tanski	/s/ Brian Muench
Michael Tanski	Brian Muench
Vice President, Operations	President